WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


^WPC^^^^^^K@+<69^^<^^^^|^^(^X@Bo!^^^^N^'^:_o[:^^^^^.^^^}^^{^^^}^^Tb^^v^J!g^^^^*^^~^^^^^,'+^^^g^D^^^Mx_^t^^^2V)^^
